Exhibit 99.2

WWW.CHIMERAREIT.COM Financial Update December 2013

Disclaimer This material is not intended to be exhaustive, is preliminary in nature and may be subject to change. In addition, much of the information contained herein is based on various assumptions (some of which are beyond the control of Chimera Investment Corporation, the “Company”) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “projected,” “will” or similar expressions, or variations on those terms or the negative of those terms. The Company’s forward-looking statements are subject to numerous risks, uncertainties and other factors, including the impact of the transition to a new independent registered public accounting firm and the Company’s ability to timely complete the process necessary to file its quarterly and annual reports for the quarters and year subsequent to September 30, 2012. Furthermore, none of the financial information contained in this material has been audited or approved by the Company’s independent registered public accounting firm.

3 Information is unaudited, estimated and subject to change. 56% 29% 6% 4% 4% Consolidated RMBS & Loans Agency RMBS Non-Agency Subordinate Non-Agency Senior IO Cash and Cash Equivalent 58% 29% 7% 4% 2% Consolidated RMBS & Loans Agency RMBS  Non-Agency Subordinate  Non-Agency Senior IO  Cash and Cash Equivalents Chimera GAAP Asset Allocation: Quarter Over Quarter Comparison (1) Consists of RMBS and loans transferred to variable interest entities which are consolidated under GAAP. The cash balance for September 30, 2013 includes net trade date receivables. September 30, 2013 June 30, 2013 Total Portfolio: $7.0 Billion (1) Total Portfolio: $7.1 Billion (1)

4 4 Information is unaudited, estimated and subject to change. 48% 52% Repurchase Agreements, Agency RMBS 42% 58% Repurchase Agreements, Agency RMBS GAAP Financing Sources: Quarter Over Quarter Comparison (1) Consists of tranches of RMBS and loan securitizations sold to third parties. September 30, 2013 June 30, 2013 Total Financing: $3.3 Billion Total Financing: $3.5 Billion (1) (1)

5 5 Information is unaudited, estimated and subject to change. Maturity Principal Balance Weighted Average Rate Weighted Average Days 2 to 30 days $753,743 0.42% 31 to 59 days 332,985 0.41% 60 to 89 days 205,962 0.40% 120 to 360 days 185,451 0.58% Total $1,478,141 0.43% 71 Coupon  Current Face  Weighted Average Price  Weighted Average CPR 3.50%  $292,038  106.42  3.6 4.00%  604,552  107.83  14.5 4.50%  565,124  102.52  26.1 5.00%  329,195  103.68  22.9 5.50%  99,695  103.14  40.6 6.00%  26,227  104.54  38.2 7.00%  14,652 103.26 46.1 Totals  $1,931,482 Agency & Repo Summary Agency Pass-Throughs – As of September 30, 2013 Repo Days to Maturity - As of September 30, 2013 Agency Pass-Throughs – As of June 30, 2013 Repo Days to Maturity - As of June 30, 2013 Maturity  Principal Balance  Weighted Average Rate  Weighted Average Days 2 to 30 days  $725,407  0.39% 31 to 59 days  654,992  0.40% 90 to 119 days  23,475  0.43% 120 to 360 days  185,451  0.58% Total  $1,589,325  0.42%  58 ($ in thousands) Coupon  Current Face  Weighted Average Price Weighted Average CPR 3.00% $99,705 96.46 1.0 3.50% 285,021106.42 7.5 4.00%  821,551  106.16  9.0 4.50%  614,367  102.93  14.0 5.50%  86,998  103.13  31.0 7.00%  12,378  103.26  51.9 Totals  $1,920,020

6 6 Information is unaudited, estimated and subject to change.Interest Rate Sensitivity Agency Pass-Through Portfolio and Swap Book Note: As of September 30, 2013. ($ in thousands)

Consolidated Securitizations

($ in thousands)

			At Origination			As of September 30, 2013		
Vintage	Deal	Type	Total Original Face	Total of Tranches Sold	Total of Tranches Retained	Total Remaining Face	Remaining Face of Tranches Sold	Remaining Face of Tranches Retained
2012	Whole Loan Securitization	CSMC - 2012-CIM1	$741,939	$707,810	$34,129	$258,091	224,814	33,277
2012	Whole Loan Securitization	CSMC - 2012-CIM2	425,091	404,261	20,830	173,046	152,648	20,398
2012	Whole Loan Securitization	CSMC - 2012-CIM3	329,886	305,804	24,082	256,781	234,097	22,683
2010	RMBS Securitization	CSMC - 2010-1R	1,730,581	691,630	1,038,951	973,870	138,827	835,043
2010	RMBS Securitization	CSMC - 2010-12R	1,239,176	435,177	803,999	764,420	68,972	695,448
2010	RMBS Securitization	CSMC - 2010-11R	566,571	193,490	373,081	385,507	160,467	225,041
2009	RMBS Securitization	CSMC - 2009-12R	1,730,698	915,566	815,132	885,349	262,003	623,346
2009	RMBS Securitization	JPMRR - 2009-7	1,522,474	856,935	665,539	805,419	338,110	467,309
2009	RMBS Securitization	JMAC - 2009-R2	281,863	192,500	89,363	143,135	73,622	69,513
2008	Whole Loan Securitization	PHH - 2008-CIM1	619,710	549,142	70,568	133,246	102,154	31,091
			$9,187,991	**$5,252,316**	**$3,935,676**	**$4,778,864**	**$1,755,714**	**$3,023,149**
					% of origination	*52%*	*33%*	*77%*

CHIMERA INVESTMENT CORPORATION

Information is unaudited, estimated and subject to change.

7

8 8 Information is unaudited, estimated and subject to change. Consolidated RMBS – Retained Tranche Performance Weighted Average Loan To Value % Weighted Average FICO Score Weighted Average Loan Size Weighted Average Owner Occupied % ($ in thousands) 68.0% 69.0% 70.0% 71.0% 72.0% 73.0% 74.0% 75.0% Jun-10 Sep-10 Dec-10 Mar-11 Jun-11 Sep-11 Dec-11 Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Sep-13 708 709 710 711 712 713 714 715 Jun-10 Sep-10 Dec-10 Mar-11 Jun-11 Sep-11 Dec-11 Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Sep-13 81.0% 81.5% 82.0% 82.5% 83.0% 83.5% 84.0% 84.5% 85.0% Jun-10 Sep-10 Dec-10 Mar-11 Jun-11Sep-11Dec-11Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Sep-13 $360 $370 $380 $390 $400 $410 $420 $430 $440 Jun-10 Sep-10 Dec-10 Mar-11 Jun-11 Sep-11 Dec-11 Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Sep-13

9 9 Information is unaudited, estimated and subject to change. Consolidated RMBS – Retained Tranches Performance Weighted Average Delinquency Pipeline Weighted Average 12 month Severity vs. Severity at Purchase Weighted Average Voluntary Prepayment Rate (VPR) vs. VPR at Purchase 0% 5% 10% 15% 20% 25% 30% 35% 40% Jun-10 Sep-10Dec-10 Mar-11 Jun-11 Sep-11 Dec-11 Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Sep-13 WA 60+ Day Delinq WA 90+ Day Delinq 0% 10% 20% 30% 40% 50% 60% 70% 80% Jun-10 Sep-10 Dec-10 Mar-11 Jun-11 Sep-11 Dec-11 Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Sep-13 WA 12M Sev Purchase Sev 0% 5% 10% 15% 20% Jun-10 Sep-10 Dec-10 Mar-11 Jun-11 Sep-11 Dec-11 Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Sep-13 WA 3M CPR WA 3M VPR Purchase VPR

10 10 Information is unaudited, estimated and subject to change. Cumulative Dividend History Dividends Per Quarter $1 $11 $17 $23 $30 $40 $78 $158 $272 $386 $516 $675 $850 $993 $1,127 $1,260 $1,373 $1,486 $1,579 $1,671 $1,763 $1,856 $1,948 $2,041 $2,133 -$300 $200 $700 $1,200 $1,700 $2,200 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 $ in Millions Cumulative Dividends Dividends Per Quarter